United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 14, 2017

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           The Compensation Committee (the “Committee”) of the Board of Directors of Realty Income Corporation (the “Company”) recently engaged in a review of its incentive compensation program with the assistance of its independent compensation consultant, FPL Associates.  On February 14, 2017, the Committee approved a 2017 bonus program (the “2017 Bonus Program”) and 2017 long term incentive program (the “2017 LTIP”) applicable to the Company’s named executive officers (the “executives”).  In connection with the approval of these programs, the Company and John Case, the Company’s Chief Executive Officer, entered into an amendment to Mr. Case’s employment agreement with the Company.

Bonus Program

           The 2017 Bonus Program is intended to tie the Company’s executives’ annual incentive awards closely to the Company’s financial performance.  Each executive is eligible to participate in the 2017 Bonus Program.

           Under the 2017 Bonus Program, the executives will be eligible to earn annual cash incentive awards based on the Company’s achievement in 2017 of performance goals relating to (i) adjusted FFO per share; (ii) portfolio occupancy; and (iii) fixed charge coverage ratio, as well as based on the achievement of goals related to the executive’s individual performance.  In determining each executive’s actual annual incentive award under the 2017 Bonus Program, the goals will be weighted as follows:

Criteria	Weighting
Adjusted FFO per share	40%
Fixed charge coverage ratio	20%
Portfolio occupancy	10%
Individual	30%

           In addition, the Committee approved the target bonus opportunity under the 2017 Bonus Program for each executive, as set forth below, with the actual bonus ranging from 0% to approximately 200% of the target bonus.

Executive	Target Bonus
John Case	$1,600,000
Sumit Roy	$825,000
Paul Meurer	$593,750
Michael Pfeiffer	$450,000

           Annual incentive awards under the 2017 Bonus Program will be payable in cash.  Each executive must be employed by the Company through the date of payment in order to be eligible to receive an annual incentive award under the program, except as may otherwise be provided in a written agreement between the executive and the Company.

Long Term Incentive Program

The 2017 LTIP is intended to align the interests of management with those of stockholders and to link executive compensation to the Company’s long-term performance.   The 2017 LTIP consists of awards of Performance Shares and time-vesting restricted stock (or restricted stock units (“RSUs”)) to the executives.

Performance Shares

           General.  The Committee approved the grant to each executive of Performance Share awards in tandem with dividend equivalent rights.  Pursuant to the Performance Share awards, each participant is eligible to vest in and receive a number of shares of the Company’s common stock ranging from 0% to approximately 200% of the target number of Performance Shares granted and set forth in the table below (for each executive, the “Target Performance Shares”), based on the attainment of relative total shareholder return (“TSR”) goals, debt-to-EBITDA ratio and dividend per share growth rate goals during the performance period running from January 1, 2017 through December 31, 2019 (the “Performance Period”).  The approximate value of the Target Performance Shares granted to each executive is as follows:

Executive	Value of Target Number of Performance Shares Granted
John Case	$3,500,000
Sumit Roy	$1,652,778
Paul Meurer	$918,750
Michael Pfeiffer	$661,111

           In addition, each Performance Share award entitles its holder to a cash payment equal to the aggregate dividends that would have been paid on the total number of Performance Shares that vest, had such shares been outstanding on the record date(s) that occur over the period from January 1, 2017 through the date on which the shares are issued, if any. Any right to dividends with respect to Performance Shares that do not vest are forfeited.

           Vesting and Payment.  The number of Performance Shares that vest is dependent on (i) the Company’s TSR achieved during the Performance Period relative to the TSR achieved by the companies in the MSCI REIT Index, (ii) the Company’s TSR achieved during the Performance Period relative to the TSR achieved by the J.P. Morgan Net Lease companies, (iii) the Company’s debt-to-EBITDA ratio achieved during the Performance Period and (iv) the Company’s dividend per share growth rate achieved during the Performance Period (each, a “Performance Objective”), as well as the satisfaction of continued employment requirements.  In determining the number of Performance Shares that performance-vest, the Company’s relative TSR as compared to the MSCI REIT Index companies and the J.P. Morgan Net Lease companies are weighted approximately 45% and 26%, respectively, and the debt-to-EBITDA ratio Performance Objective and the dividend per share growth rate Performance Objective are weighted approximately 13% and 16%, respectively.  Fifty percent (50%), one hundred percent (100%) and two hundred percent (200%) of the Target Performance Shares associated with each Performance Objective will be eligible to vest based on the achievement of minimum, target and maximum, respectively, goals related to each Performance Objective.

           Additionally, the number of Performance Shares that performance-vest based on the achievement of the performance goals will need to also satisfy the service-based vesting condition as to 50% of such shares on January 1, 2020 and as to 50% of such shares on January 1, 2021 in order to be vested in full, subject to the executive’s continued employment.   The Performance Share awards are subject to accelerated vesting on substantially the same terms as apply to similar Performance Share awards granted to executives of the Company under the LTIP adopted by us in 2014, 2015 and 2016.

Time-Based Restricted Shares or RSUs

           In addition, as part of the 2017 LTIP, the Committee expects to approve in 2018 grants to each executive of restricted stock (or RSU) awards subject to service-based vesting conditions in the dollar-denominated amounts set forth in the table below.

Executive	2017 Restricted Stock/RSU Awards
John Case	$1,000,000
Sumit Roy	$472,222
Paul Meurer	$262,500
Michael Pfeiffer	$188,889

           Each such award vests over a period of four years following the grant date, subject to continued employment. The awards are subject to accelerated vesting on substantially the same terms as set forth in the applicable previously-filed form agreement.

Amendment to Case Employment Agreement

           On February 14, 2017, the Company and Mr. Case entered into an amendment (the “Amendment”) to Mr. Case’s Amended and Restated Employment Agreement, dated September 3, 2013 (the “Original Employment Agreement”).  The Amendment provides that Mr. Case may earn an annual cash performance bonus targeted at no less than 150% of Mr. Case’s base salary, reduced from 200% under the Original Employment Agreement.  In addition, the Amendment removes the provision under the Original Employment Agreement which provided that no less than 50% of the annual equity awards granted to Mr. Case will be time-based awards.

Item 8.01	Other Events.

           On February 14, 2017, the Board of Directors of the Company (the “Board”), approved the Second Amendment to the Realty Income Corporation 2012 Incentive Award Plan (the “Second Amendment”).

           The Second Amendment institutes minimum vesting provisions on options and stock appreciation rights granted under the 2012 Incentive Award Plan. Pursuant to the Second Amendment, such awards shall vest no earlier than the eighteen (18) month anniversary of the date the award is granted, subject to a limited basket of 5% of shares of the Company’s Common Stock authorized for grant under Plan and the Plan administrator’s authority to accelerate the vesting of awards in connection with death, disability, termination of service or the consummation of a change in control.

           The foregoing description of the Second Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Second Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Realty Income Corporation 2012 Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2017	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

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